SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]

FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

CHECK THE APPROPRIATE BOX:

[X] PRELIMINARY PROXY STATEMENT

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
    14A-6(E)(2))

[ ] DEFINITIVE PROXY STATEMENT

[ ] DEFINITIVE ADDITIONAL MATERIALS

[ ] SOLICITING MATERIAL PURSUANT TO SS. 240.14A-11(C) OR SS. 240.14A-12


                                LASERMEDICS, INC.
                (Name of Registrant as Specified In Its Charter)

                                LASERMEDICS, INC.
                     (Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          1)   Title of each class of securities to which transaction applies:
               NOT APPLICABLE

          2)   Aggregate number of securities to which transaction applies:
               NOT APPLICABLE

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: NOT APPLICABLE

          4)   Proposed maximum aggregate value of transaction: NOT APPLICABLE

          5)   Total fee paid: NOT APPLICABLE

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid: NOT APPLICABLE

          2)   Form, Schedule or Registration Statement No.: NOT APPLICABLE

          3)   Filing Party: NOT APPLICABLE

          4)   Date Filed: NOT APPLICABLE

                                LASERMEDICS, INC.
                            120 INDUSTRIAL BOULEVARD
                             SUGAR LAND, TEXAS 77478

                                   May 5, 1997

Dear Shareholder:

         You are cordially invited to attend the annual meeting of shareholders (the "Annual Meeting") of Lasermedics, Inc. (the "Company") to be held on Friday, June 6, 1997 at 10:00 a.m., Houston, Texas time, at the Ritz Carlton Hotel-Houston, located at 1919 Briar Oaks Lane, Houston, Texas 77027.

         At the Annual Meeting you will be asked to (i) elect six directors of the Company, and (ii) approve an amendment to the Company's Articles of Incorporation (the "Charter Amendment") which would change the name of the Company to Henley Healthcare, Inc.

         In view of the importance of the actions to be taken at the Annual Meeting, you are urged to read the accompanying Proxy Statement carefully, and regardless of the number of shares you own, we request that you complete, sign, date and return the enclosed Proxy Card promptly in the accompanying prepaid envelope. You may, of course, attend the Annual Meeting and vote in person, even if you have previously returned your Proxy Card. The Company's Board of Directors believes that the election of each of the director-nominees and the approval of the Charter Amendment, are both in the best interest of the Company and its shareholders and therefore strongly recommends that you vote FOR each of the directors nominated by the Company and FOR approval of the Charter Amendment.

                                                  Chike J. Ogboenyiya,
                                                  CORPORATE SECRETARY

                                LASERMEDICS, INC.
                            120 INDUSTRIAL BOULEVARD
                             SUGAR LAND, TEXAS 77478

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JUNE 6, 1997

         Notice is hereby given that the annual meeting (the "Annual Meeting") of the shareholders of Lasermedics, Inc., a Texas corporation (the "Company"), will be held on Friday, June 6, 1997 at 10:00 a.m., Houston, Texas time, at the Ritz Carlton Hotel-Houston, located at 1919 Briar Oaks Lane, Houston, Texas 77027 for the following purposes:

          1.   To elect a board of six directors;

          2. To consider and to act on a proposal to amend the Company's Articles of Incorporation to change the name of the Company to Henley Healthcare, Inc. (the "Charter Amendment"); and

          5. To transact such other business as may properly come before the Annual Meeting.

         A record of the shareholders was taken at the close of business on April 21, 1997, and only those shareholders of record on that date will be entitled to notice of and to vote at the Annual Meeting. A list of shareholders will be available commencing May 27, 1997, and may be inspected prior to the Annual Meeting during normal business hours at the offices of the Company located at 120 Industrial Boulevard, Sugar Land, Texas 77478.

         Your participation in the Company's affairs is important. To ensure your representation, if you do not expect to be present at the Annual Meeting, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT TO THE COMPANY PROMPTLY. An addressed stamped envelope has been provided for your convenience.

                                       By Order of the Board of Directors

                                       Chike J. Ogboenyiya,
                                       CORPORATE SECRETARY

May 5, 1997

                                LASERMEDICS, INC.
                            120 INDUSTRIAL BOULEVARD
                             SUGAR LAND, TEXAS 77478

                                 PROXY STATEMENT
                                    REGARDING
                       THE ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                  JUNE 6, 1997
              -----------------------------------------------------

      This Proxy Statement is being mailed to shareholders on or about May 5, 1997, in connection with the solicitation by the Board of Directors of Lasermedics, Inc., a Texas corporation (the "Company"), of proxies to be voted at the annual meeting of the Company's shareholders (the "Annual Meeting") to be held on Friday, June 6, 1997 at 10:00 a.m., Houston, Texas time, at the Ritz Carlton Hotel-Houston located at 1919 Briar Oaks Lane, Houston, Texas 77027, and at any adjournment thereof, for the purposes set forth in the accompanying notice.

      Because many shareholders are unable to attend the Annual Meeting, the Board of Directors solicits proxies to ensure that each shareholder has an opportunity to vote on all matters scheduled to come before the Annual Meeting. Shareholders are urged to carefully read the material in this Proxy Statement and register their votes by marking the appropriate boxes on the enclosed proxy card and to sign, date and return the proxy card in the enclosed addressed stamped envelope. Proxies will be voted in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as the holders of proxies.

      Shares represented by proxies that reflect abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and the outcome of any matter submitted to the shareholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter, and will be disregarded in the calculation of a plurality or of "votes cast." Shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

      Any proxy on which no direction is specified will be voted: (1) FOR the election of all six nominees for director named herein, (2) FOR the approval of the proposed amendment to the Company's Articles of Incorporation changing the Company's name to Henley Healthcare, Inc. (the "Charter Amendment"), and (3) in the discretion of the persons named on the proxy cards, on any other matter which may properly come before the Annual Meeting. Management of the Company does not expect that any matters other than those referred to in this proxy statement will be presented for action at the Annual Meeting. A shareholder may revoke a proxy by: (i) delivering to the Company written notice of revocation,
(ii) delivering to the Company a signed proxy signed on a later date or (iii) appearing at the Annual Meeting and voting in person.

May 5, 1997

                                TABLE OF CONTENTS

                                                                            PAGE
OUTSTANDING VOTING SECURITIES................................................3

ELECTION OF DIRECTORS........................................................3
      Nominees...............................................................3
      Activity, Structure and Compensation of the
        Board of Directors and Certain Committees............................4
           Audit Committee...................................................4
           Compensation Committee............................................5
           Compensation of Directors.........................................5
           Voting Agreements Regarding Election..............................6
           Vote Required for Election........................................6

APPROVAL OF PROPOSED CHARTER AMENDMENT.......................................6
      Vote Required for Approval.............................................6

OTHER INFORMATION............................................................7
      Security Ownership of Certain Beneficial Owners
        and Management.......................................................7
      Executive Officers.....................................................8
      Executive Compensation.................................................8
      Certain Relationships and Related Transactions.........................9
      Auditors..............................................................10
      Compliance with Section 16(a) of the Exchange Act.....................10
      Miscellaneous Matters.................................................11

                          OUTSTANDING VOTING SECURITIES

      As of April 21, 1997, the record date for the determination of shareholders entitled to vote at the Annual Meeting (the "Record Date"), there were issued and outstanding 2,793,556 shares of the common stock, par value $.01 per share (the "Common Stock"), each of which is entitled to one vote on all matters properly brought before the Annual Meeting. Holders of a majority of the shares of Common Stock entitled to vote must be present, in person or by proxy at the Annual Meeting, to constitute a quorum for the transaction of business.

                              ELECTION OF DIRECTORS

      At the Annual Meeting, six directors are to be elected, each director to hold office until the next annual meeting of shareholders or until his successor is duly elected and qualified. The persons named in the accompanying proxy (the "Nominees") have been nominated by the Board of Directors, and have previously served as directors of the Company. If any Nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy or the Board of Directors may be reduced accordingly. The Board of Directors is not aware of any circumstances likely to render any Nominee unavailable.

NOMINEES

      Certain information regarding each of the Nominees is set forth below:

                                                                        DIRECTOR
       NAME                        AGE    POSITION(S) HELD               SINCE
       ----                        ---    ----------------              --------
Michael M. Barbour................  52    President, Chief Executive      1991
                                            Officer and Director
Chadwick F. Smith, M.D............  63    Medical Director, Chairman      1991
                                            of the Board and Director

Dan D. Sudduth....................  55    Executive Vice President,       1996
                                            Chief Financial Officer
                                            and Director
Pedro A. Rubio, M.D., Ph.D. (2)...  52    Director                        1996

Kenneth W. Davidson (1)...........  49    Director                        1996

Ernest J. Henley, Ph.D. (2).......  70    Director                        1996
---------------
(1) Member, Audit Committee of the Board of Directors (the "Audit Committee")
(2) Member, Compensation Committee of the Board of Directors (the "Compensation Committee")

      MICHAEL M. BARBOUR has been President, Chief Executive Officer and Director of the Company since May 1991. He has over 13 years experience in the field of laser products. Prior to forming Lasermedics, he was President of Medical Training Centers of America (formerly The Houston Laser Institute) from January 1987 to April 1991, which he founded in order to train and inform doctors in the medical and surgical use of lasers. From April 1984 to January 1987, he was President of Surgimedics, a Houston, Texas, manufacturer and distributor of laser accessory products. Mr. Barbour graduated from the University of Houston in 1967 with a B.B.A. in marketing.

      DAN D. SUDDUTH joined the Company as Executive Vice President and Chief Financial Officer in February 1997. He has been a Director of the Company since January 1996. Mr. Sudduth was Chief Financial Officer for Mezzanine Telecom, Inc., a Houston-based telecommunications company, from 1994 to January 1997 and currently serves as a Director. He is also a Director for CQI Solutions, Inc., a medical computer software company in New Braunfels, Texas. During 1995 and 1996, Mr. Sudduth was President and Director of AMC Home Healthcare, Inc., a respiratory therapy company in Houston, Chairman of Mezzanine Financial Relations, Inc., a merchant banking firm in Houston, and Chief Financial Officer and Director of Creative Communications International, Inc., a Houston telecommunications company. From 1992 to 1994, Mr. Sudduth served as Chairman and Chief Executive Officer of Heart Labs of America, Inc. From

1988 to 1992, he was President and Chief Financial Officer of American Biomed, Inc. Mr. Sudduth received a B.B.A. in 1964 from Lamar University.

      CHADWICK F. SMITH, M.D. has been a Director of the Company since May 1991 and Chairman of the Board of Directors since June 1993. He is also a Consultant to the Company. See "Certain Relationships and Related Transactions." Dr. Smith is a Clinical Professor of Orthopedic Surgery at the University of Southern California School of Medicine, a position he has held since 1981. He has also been a member of the Medical Staff of Orthopedic Hospital, Los Angeles, California, since 1966. Dr. Smith graduated with a B.A. from Southern Methodist University in 1954, graduated from the University of Texas medical school in 1958, and has been a diplomate of the American Board of Orthopedic Surgery since 1968.

      PEDRO A. RUBIO, M.D., PH.D. has been a Director of the Company since January 1996. He is currently a Clinical Associate Professor of Surgery at the University of Texas Health Science Center in Houston. He was Director of Education of the Laser Training Institute of Houston, from November 1993 until January 1996. He served as World President of the International College of Surgeons in Chicago in 1995, and was Chairman of the Department of Surgery at the Columbia/HCA Medical Center Hospital in Houston from 1976 to 1994, when he became Chairman Emeritus. Dr. Rubio holds the degrees of Bachelor of Science, Master of Science in Surgical Technology, Doctor of Philosophy in Biomedical Technology and Doctor of Medicine and Surgery. Dr. Rubio is a Diplomate of the American Boards of Surgery, Laser Surgery, Abdominal Surgery, Forensic Medicine, Quality Assurance and Utilization Review, Forensic Examiners and Pain Management.

      KENNETH W. DAVIDSON has been a Director of the Company since April 1996. He is President, Chief Executive Officer and Chairman of the Board of Directors of Maxxim Medical, Inc. ("Maxxim") since November 1986, and a Director since 1982. Prior to that time, Mr. Davidson was the Corporate Director of Business Development at Intermedics, which is principally a manufacturer of implantable devices such as pacemakers. Mr. Davidson is also a Director of Encore Orthopedics, Inc., a designer and manufacturer of implantable orthopedic devices.

      ERNEST J. HENLEY, PH.D. has been a Director of the Company since April 1996, and is also a consultant to the Company. He has been a Director of Maxxim since 1976. See "Certain Relationships and Related Transactions." Dr. Henley's principal employment for more than fifteen years has been as a Professor of Chemical Engineering at the University of Houston.

ACTIVITY, STRUCTURE AND COMPENSATION OF THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES

      The Company's operations are managed under the broad supervision of the Board of Directors, which has responsibility for the establishment and implementation of the Company's general operating philosophy, objectives, goals and policies. During 1996, the Board of Directors was comprised of the six Nominees listed above and convened on 8 regularly scheduled meetings and 2 specially scheduled meetings.

      AUDIT COMMITTEE. The Audit Committee was formed in May 1996. While Mr. Davidson is currently the only member of the Audit Committee, the Board of Directors intends to nominate an additional member to the committee at the first meeting of the Board of Directors immediately following the Annual Meeting. The Audit Committee assists the Board of Directors in fulfilling its responsibilities to the Company's shareholders and other matters relating to the corporate accounting and reporting practices of the Company and the quality and integrity of the financial reports of the Company. The Audit Committee recommends the engagement or discharge of the Company's independent auditors, reviews the plan, scope and timing of audits with the independent auditors, reviews the auditors' fees and, after completion of the audit, reviews the auditors' report with management and the independent auditors. The Audit Committee is charged with satisfying the Board of Directors that the activities of the Company's independent auditors and the internal control procedures are reasonably designed to assure sound accounting procedures, adequate reserves, the safekeeping of the Company's assets and properties and the proper control of income and expenditures. The Audit Committee also reviews the Company's Annual Report to Shareholders before its release, oversees the Company's policies on business integrity and ethics, conflicts of interest and sensitive payments programs and receives reports from the internal audit department, which reports directly to it as well as to management. The Audit Committee also performs a number of other review functions related to auditing the financial statements and internal controls.

      COMPENSATION COMMITTEE. The Compensation Committee was formed in May 1996. The current members of the Compensation Committee are Drs. Rubio and Henley. The Compensation Committee reviews and determines the salaries for senior executive officers and the key officers and employees who participate in various incentive compensation plans. The Compensation Committee approves the grant of stock options, including the number of shares subject to and the exercise price of, each stock option granted, in accordance with the Company's various stock option plans. The Compensation Committee is also responsible for reviewing significant personnel compensation policies and benefit programs and major changes thereto. The Compensation Committee reviews and recommends to the Board of Directors the direct and indirect compensation and employee benefits of the elected officers of the Company, administers any incentive plans and bonus plans, and reviews the Company's policies relating to the compensation of senior management and, generally, other employees. In addition, the Compensation Committee reviews management's long-range planning for executive development and succession, establishes and periodically reviews policies on management perquisites, and performs certain other review functions relating to management compensation and employee relations policies.

      COMPENSATION OF DIRECTORS. Effective January 15, 1996, the Board of Directors adopted the following plans which were approved by the Company's shareholders in July 1996: (i) the 1996 Incentive Stock Option Plan (the "Incentive Plan") under which the Company can issue up to 1.2 million shares of the Company's Common Stock to eligible officers, employees, and consultants of the Company, including employee directors ("Employee Directors"), and (ii) the 1996 Non-Employee Director Stock Option Plan (the "Director Plan") under which the Company can issue up 250,000 shares of Common Stock to its outside directors.

      Employee Directors are eligible to participate in the Incentive Plan. Under the Incentive Plan, the Compensation Committee can grant incentive awards of options, restricted stock, phantom stock, and stock and cash bonuses (collectively, "Incentive Awards") to Employee Directors. The Compensation Committee determines whether the Employee Directors receive Incentive Awards and the amount and type of such Incentive Awards. There were no Incentive Awards under the Incentive Plan granted to Employee Directors in 1996.

      The Director Plan entitles each newly-elected director (a "New Director") who is neither (i) an existing director of the Company (an "Existing Director"),
(ii) an employee of the Company, nor (iii) appointed or elected to the board in connection with or as a result of the completion of a financing or acquisition transaction in which the appointment or election of such person is a condition to the obligation of any party to complete the transaction, to receive a one-time option to purchase up to 25,000 shares of Common Stock on the date of such election (the Existing Directors and the New Directors are sometimes collectively referred to herein as the "Eligible Directors"). Further, the Director Plan also entitles each Eligible Director to receive an option to purchase 10,000 shares of Common Stock on each date he or she is reelected to serve as a member of the Board of Directors. All options granted under the Director Plan will constitute non-qualified stock options ("NQO").

      During the last fiscal year, there were four directors eligible to participate in the Director Plan. They were Messrs. Sudduth and Davidson, and Drs. Rubio and Henley. In connection with their election to the Board of Directors in January 1996, Mr. Sudduth and Dr. Rubio were each granted a stock option under the Director Plan to purchase 25,000 shares of the Company's common stock at a price of $5.50 per share. Also, in connection with his election to the Board of Directors concurrent with the closing of the Henley acquisition in April 1996 as discussed below, Dr. Henley was granted an option under the Director Plan to purchase 25,000 shares of the Company's Common Stock at a price of $7.75 per share. Additionally, in connection with their re-election to the Board of Directors in July 1996, Drs. Henley and Rubio and Messrs. Sudduth and Davidson were each granted a stock option under the Director Plan to purchase 10,000 shares (for an aggregate of 40,000 shares) of the Company's Common Stock at a price of $6.125 per share.

      The Director Plan also provides that at the discretion of the Board of Directors, the Company may pay a cash fee to non-employee directors from time to time for serving on, and for attendance at meetings of, the Board of Directors or any committee thereof (as such fees are set by the Board of Directors from time to time). Employee Directors do not receive additional compensation for service on the Board of Directors or its committees. During the year ended December 31, 1996, the Company paid Drs. Henley and Rubio and Messrs. Sudduth and Davidson $500 per person for attendance at each meeting of the Board of Directors.

VOTING AGREEMENTS REGARDING ELECTION

      Under the terms of that certain asset purchase agreement between Maxxim and the Company, dated April 30, 1996, whereby the Company acquired certain assets (and assumed certain liabilities) of the Henley Healthcare Division of Maxxim ("Henley"), Dr. Smith, Mr. Barbour and Maxxim entered into a voting agreement (the "Voting Agreement") by which Dr. Smith and Mr. Barbour agreed to vote their shares of Common Stock for a Nominee of Maxxim until certain conditions specified therein are met. Pursuant to the Voting Agreement, Mr. Davidson was named as a Director of the Company effective May 1, 1996, and is nominated for re-election at the Annual Meeting.

VOTE REQUIRED FOR ELECTION

      The six Nominees who receive the greatest number of votes cast by the holders of Common Stock entitled to vote and present, in person or by proxy, at the Annual Meeting shall be the duly elected Directors of the Company.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL SIX NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS.

                     APPROVAL OF PROPOSED CHARTER AMENDMENT

      The Board of Directors has adopted, and proposes that the shareholders of the Company approve, the Charter Amendment, which would change the name of the Company to Henley Healthcare, Inc. Since the acquisition of Henley, the Company has operated that portion of its business under the Henley Healthcare name, and has determined that the name has significant goodwill in the medical industry. The Board of Directors also feels that the new name will more accurately portray the healthcare focus of the Company, and will remove the emphasis on the development of lasers which, while still an important aspect of the Company's business, comprises only a portion of the Company's activities in the healthcare industry.

      If the Charter Amendment is approved by the requisite vote, the Company will file Articles of Amendment to the Articles of Incorporation with the Texas Secretary of State promptly following the conclusion of the Annual Meeting. The proposed Charter Amendment will become effective on the date of filing. A copy of the proposed Charter Amendment is attached hereto as EXHIBIT A and incorporated herein by reference.

VOTE REQUIRED FOR APPROVAL

      The affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock is required to approve the Charter Amendment.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE CHARTER AMENDMENT.

                                OTHER INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock at the Record Date by (i) each shareholder known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each Director and Nominee, (iii) each executive officer named in the Summary Compensation Table (see "Executive Compensation" below) and (iv) all Directors and executive officers as a group:

NAME AND ADDRESS                       AMOUNT AND NATURE OF
OF BENEFICIAL OWNER (1)              BENEFICIAL OWNERSHIP (2)  PERCENT OF CLASS
-----------------------              ------------------------  ----------------
Ernest J. Henley, Ph.D................     2,368,333(3)             45.88%
Kenneth W. Davidson...................     2,343,333(3)             45.62%
      104 Industrial Boulevard
      Sugar Land, Texas 77478
Maxxim Medical, Inc...................     2,333,333(4)             45.51%
      104 Industrial Boulevard
      Sugar Land, Texas 77478
Chadwick F. Smith, M.D................       420,666(5)             13.94%
      1127 Wilshire Blvd.
      Los Angeles, California 90017
Michael M. Barbour....................       411,748(5)             13.64%
Pedro A. Rubio, M.D., Ph.D............       105,003(6)              3.67%
Dan D. Sudduth........................        60,000(7)              2.10%
All Executive Officers and
Directors as a Group (8 persons)......     3,459,063(8)             59.62%
---------------
(1) Unless otherwise specified, the address of each beneficial owner is c/o Lasermedics, Inc. 120 Industrial Boulevard, Sugar Land, Texas 77478.
(2) Except as otherwise indicated, all shares are beneficially owned, and the sole investment and voting power is held, by the person named. This table is based on information supplied by the officers, directors and principal shareholders and reporting forms, if any, filed with the Securities and Exchange Commission on behalf of such persons. A person is deemed to beneficially own shares of common stock underlying options, warrants or other convertible securities if the stock can be acquired by such person within sixty days of the date hereof.
(3) Includes 2,333,333 shares issuable upon the conversion of the Company's convertible subordinated promissory note in the initial principal amount of $7 million issued to Maxxim (the "Maxxim Note"), as to which Dr. Henley and Mr. Davidson , who are directors of both the Company and Maxxim, may be deemed the beneficial owners by virtue of their affiliation with Maxxim. See "Certain Relationships and Related Transactions." The additional 35,000 and 10,000 shares listed for each of Dr. Henley and Mr. Davidson, respectively, consist entirely of warrants and/or options exercisable as of the date hereof.
(4) Maxxim is the holder of the Maxxim Note, which is convertible into 2,333,333 shares of Common Stock. See "Certain Relationships and Related Transactions."
(5) Includes 225,000 shares issuable upon exercise of currently exercisable options.
(6) Includes 69,508 shares issuable upon exercise of currently exercisable options.
(7) Consists entirely of shares issuable upon exercise of currently exercisable options or warrants.
(8) In addition to the 2,333,333 shares issuable upon conversion of the Maxxim Note and the currently exercisable options and warrants listed above, this amount includes (i) 500 shares and 50,000 currently exercisable options owned by Chike Ogboenyiya, the Company's Vice President-Finance and Secretary, and (ii) 32,813 shares owned by Michael J. Houska, the Company's Vice President-Sales.

EXECUTIVE OFFICERS

      The executive officers of the Company serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board of Directors at its first meeting following the Annual Meeting. All of the Company's executive officers are listed in the following table, and certain information concerning those officers who are not also members of the Board of Directors follows the table:


      NAME                 AGE                    POSITION
      ----                 ---                    --------
Michael M. Barbour........  52   Director, President and Chief Executive Officer
Dan D. Sudduth............  55      Director, Executive Vice President and
                                           Chief Financial Officer
Chike J. Ogboenyiya.......  45       Vice President-Finance and Secretary
Michael J. Houska.........  37               Vice President-Sales

      CHIKE J. OGBOENYIYA has been Vice President-Finance of the Company since January 1994 and Secretary since August 1994. He has over 20 years of extensive industry experience in accounting, corporate finance and business management. From 1990 to 1993, he was president and owner of a small accounting firm which offered business consulting and financial services to various clients. Prior to that time, he was a Director and Chief Financial Officer for Kaulimax International Corporation, a privately-held exporter of apparel located in Houston, Texas, from 1984 to 1990. Mr. Ogboenyiya is a Certified Public Accountant, graduated with an M.S. from the University of Houston in 1979, and graduated cum laude from Texas Southern University in 1977 with a B.B.A. in Accounting.

      MICHAEL J. HOUSKA has been Vice President-Sales of the Company since May 1996. He has over 13 years of experience in the medical devices industry. Mr. Houska is a Director of Love Inc./Love for Children, an affiliate of World Vision. From 1987 to 1996, Mr. Houska was a divisional Vice President of Sales and Marketing for Maxxim.
Mr. Houska holds a B.A. in business management from Hiram College in Ohio.

EXECUTIVE COMPENSATION

      SUMMARY OF COMPENSATION. The following table provides information concerning compensation paid or accrued during the fiscal years ended December 31, 1996, 1995 and 1994 to the Company's Chief Executive Officer, Michael M. Barbour. During 1996, 1995 and 1994, no other executive officers received compensation which exceeded $100,000:

                                                                           LONG TERM COMPENSATION
                                                                    -----------------------------------
                                        ANNUAL COMPENSATION                   AWARDS            PAYOUTS
                                    ------------------------------  ------------------------    -------
                                                                                  SECURITIES
                                                                                  UNDERLYING               ALL
                                                      OTHER ANNUAL   RESTRICTED    OPTIONS/    LTIP       OTHER
NAME AND POSITION        YEAR       SALARY     BONUS  COMPENSATION  STOCK AWARDS   SARS (#)   PAYOUTS  COMPENSATION
-----------------        ----       ------     -----  ------------  ------------  ----------  -------  ------------
                         1996       $171,657    --        --            --           --         --          --
Michael M. Barbour       1995       $110,000    --      $9,000          --           --         --          --
CEO                      1994       $110,000    --      $9,000          --         225,000      --          --

      AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR ENDED OPTION VALUES. The following table provides certain information with respect to options exercised during the fiscal year ended December 31, 1996 by the Company's Chief Executive Officer:

                                                      NUMBER OF                    VALUE OF
                                                SECURITIES UNDERLYING             UNEXERCISED
                                                     UNEXERCISED                 IN-THE-MONEY
                        SHARES                      OPTIONS/SARS                OPTIONS/SARS AT
                      ACQUIRED ON   VALUE     AT FISCAL YEAR END (#)       FISCAL YEAR END ($) (1)
     NAME              EXERCISE    REALIZED     DECEMBER 31, 1994                REALIZED
     ----             -----------  --------   ---------------------------  --------------------------
                                               EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
                                              ------------  -------------  -----------  -------------
Michael M. Barbour...    --           --           225,000       --         $  498,750      --

---------------
(1) Calculated by multiplying the number of shares underlying outstanding in-the-money options by the difference between the last sales price of the Common Stock on December 31, 1996 ($6.05 per share) and the exercise price, which ranges between $3.00 and $4.50 per share. Options are in-the-money if the fair market value of the underlying Common Stock exceeds the exercise price of the option.

      EMPLOYMENT CONTRACTS. In November 1996, the Company entered into an agreement with Michael M. Barbour, effective as of May 1, 1996, employing him as its Chief Executive Officer at a base annual salary of $160,000. The agreement also provides for an annual bonus amount payable to Mr. Barbour based on a specific formula provided in the agreement. The agreement terminates on December 31, 1998.

      Effective November 12, 1996, the Company entered into an agreement with Michael J. Houska employing him as its Vice President-Sales at a base annual salary of $120,000. The agreement also provides for a monthly sales commission of $6,700 payable to Mr. Houska based on a specific formula provided in the agreement. The agreement terminates on November 11, 1998.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      During January 1992, the Company entered into a five-year consulting agreement with Chadwick F. Smith, M.D., one of its Directors. The agreement provided for a monthly fee of $1,500 commencing in July 1992. During 1993, the agreement was amended to provide a monthly fee of $5,000 commencing in June 1993. The agreement terminated in April 1996, and a new agreement was entered into with Dr. Smith effective May 1, 1996. Dr. Smith's new consulting agreements includes annual compensation of $90,000 and terminates on December 31, 1998.

      During 1993, the Company entered into an employment agreement with Stephen Barbour, who is the brother of the President of the Company, whereby Mr. Stephen Barbour would receive, as part of his employment contract, a salary of $60,000 per year, 15,000 shares of the Common Stock and commissions of 15% on the monthly gross profit of the Company's training division. The agreement terminated in 1996.

      In August 1995, the Company entered into an agreement with Mezzanine Financial Relations, Inc., a financial relations company ("Mezzanine"), to assist the Company in the evaluation of, and formulation of terms for certain companies identified in the Company's strategic acquisition plan. Mr. Sudduth, Executive Vice President, Chief Financial Officer and a Director of the Company, was Chairman of the Board and a shareholder of Mezzanine. Pursuant to the agreement, the Company paid Mezzanine a cash fee of $115,000 concurrent with the closing of the Henley acquisition, which is discussed below. Additionally, pursuant to the agreement, the Company issued to Mezzanine a four-year warrant to purchase 25,000 shares of the Company's common stock at a price of $6.75 per share, which was the market price of the Company's Common Stock on the date of the grant. This warrant is exercisable from February 16, 1996 through August 16, 1999. In May 1996, the Company entered into an additional agreement with Mezzanine pursuant to which Mezzanine agreed to provide financial consulting services with regard to potential mergers and acquisitions in consideration for a monthly fee of $10,000. The agreement terminated on January 31, 1997.

      On April 30, 1996, the Company entered into an agreement with Maxxim, whereby the Company purchased certain assets (and assumed certain liabilities) associated with Henley, a division of Maxxim at that time, for a purchase price of approximately $13.5 million. The purchase price was paid by the issuance of the Company's convertible subordinated promissory note in the principal amount of $7 million (the "Maxxim Note"), with the balance of the purchase price paid in cash. Mr. Davidson and Dr. Henley are currently employed by Maxxim, with Mr. Davidson serving in the capacities of Chairman of the Board, Chief Executive Officer and President and Dr. Henley serving as a Director and consultant. See "Election of Directors--Voting Agreements Regarding Election." Dr. Henley's consulting agreement, which was entered into between Dr. Henley and Maxxim in 1987, was acquired in the transaction with Maxxim. The agreement includes a monthly consulting fee in the amount of $5,833 and terminates on October 31, 1997.

      In May and July 1996, the Company paid to Dr. Rubio fees aggregating $25,000 and issued 33,333 shares of Common Stock and 33,333 warrants to purchase shares of Common Stock at a price of $6.00 per share for his services in connection with the Company's Pre-Market Approval application submission to the U.S. Food and Drug Administration.

      In November 1996, the Company entered into an agreement with MJH Medical Equipment, Inc. ("MJH"), whereby the Company purchased substantially all of the assets (and assumed certain liabilities) of MJH for a purchase price of approximately $400,000. The purchase price was paid by the issuance of the Company's Common Stock with an estimated market value of $250,000 and promissory note in the principal amount of approximately $120,000, with the balance of the purchase price paid in cash. Michael J. Houska, now the Company's Vice-President Sales, was the owner and sole stockholder of MJH. Mr. Houska entered into a two-year employment agreement with the Company with a base salary of $120,000 and monthly bonuses. The Company leases approximately 15,000 square feet of warehouse and distribution space in Akron, Ohio, for a monthly rental of approximately $3,900. Mr. Houska is one of the owners of the leased facility.

AUDITORS

      Goldstein Golub Kessler & Company, P.C., certified public accountants ("GGK"), have served as the independent auditors of the Company since October 1994. It is not proposed that any formal action to be taken at the Annual Meeting with respect to the continued employment of GGK, inasmuch as no such action is legally required. Representatives of GGK plan to attend the Annual Meeting and will be available to answer appropriate questions.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

      Section 16(a) of the Exchange Act requires a company's directors and executive officers, and persons who own more than 10% of the equity securities of the Company to file initial reports of ownership and reports of changes in ownership of the Common Stock with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) reports they file.

      Based solely on a review of the forms the Company has received or prepared, the Company believes that during the year ended December 31, 1996, all filing requirements applicable to the Company's directors, officers and greater than 10% shareholders were met except Michael J. Houska failed to file a Form 4 on a timely basis in connection with the shares of Common Stock he acquired in the asset purchase transaction between MJH and the Company.

MISCELLANEOUS MATTERS

      The annual report on Form 10-KSB/A covering the fiscal year ended December 31, 1996 accompanies this Proxy Statement. Any shareholder proposals to be included in the Board of Directors' solicitation of proxies for the 1998 Annual Meeting of Shareholders must be received by the Company at its principal executive offices, located at 120 Industrial Boulevard, Sugar Land, Texas 77478, no later than February 9, 1998. The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, a number of regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone. The persons designated to vote shares covered by the Board of Directors' proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the Annual Meeting.

                                       By Order of the Board of Directors

                                       Chike J. Ogboenyiya,
                                       CORPORATE SECRETARY

                               ARTICLES OF AMENDMENT                   EXHIBIT A
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                                LASERMEDICS, INC.

         Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, Lasermedics, Inc. hereby adopts these Articles of Amendment to its Articles of Incorporation:

                                   ARTICLE ONE

         The name of the corporation is Lasermedics, Inc. (the "Corporation").

                                   ARTICLE TWO

         The following amendments to the Articles of Incorporation of the Corporation were adopted by the shareholders of the Corporation on June 6, 1997 at the Corporation's Annual Meeting of Shareholders. The amendment changes the name of the Corporation in Article One of the Articles of Incorporation.

         Article One is amended and restated in its entirety as follows:

                                  "ARTICLE ONE

         The name of the corporation is Henley Healthcare, Inc. (the "Corporation")."

                                  ARTICLE THREE

         The number of shares of the Corporation outstanding at the time of such adoption was 2,793,556 and the number of shares entitled to vote thereon was 2,793,556.

                                  ARTICLE FOUR

         The number of shares of the Corporation voted for the amendment was and the number of shares of the Corporation voted against the amendment was .

Dated June     , 1997                  LASERMEDICS, INC.

                                       By:
                                            Chike Ogboenyiya,
                                            CORPORATE SECRETARY

--------------------------------------------------------------------------------
                                      PROXY
                                LASERMEDICS, INC.

               THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE
                         ANNUAL MEETING OF JUNE 6, 1997

    The undersigned stockholder of Lasermedics, Inc. (the "Company") hereby appoints Michael M. Barbour and Dan D. Sudduth, or either of them, the true and lawful attorneys, agents and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Ritz Carlton Hotel--Houston located at 1919 Briar Oaks Lane, Houston, Texas 77027, on Friday, June 6, 1997, at 10:00 a.m., Houston Time, and at any adjournments of said meeting, all of the shares of common stock in the name of the undersigned or which the undersigned may be entitled to vote.

1. THE ELECTION OF DIRECTORS

   Nominees are Michael M. Barbour, Dr. Chadwick F. Smith, Dan D. Sudduth, Dr. Pedro A. Rubio, Kenneth W. Davidson and Dr. Ernest J. Henley.

   [ ] Michael M. Barbour   [ ] Dr. Chadwick F. Smith   [ ] Dan D. Sudduth

   [ ] Dr. Pedro A. Rubio   [ ] Kenneth W. Davidson     [ ] Dr. Ernest J. Henley

   INSTRUCTION: If you wish to withhold authority to vote for any individual nominee or nominees, write the name or names of the nominee(s) on the line provided:

   ____________________________________________________________________________
   [ ] To withhold authority to vote on ALL nominees for directors listed.

2. APPROVAL OF THE CHARTER AMENDMENT

   [ ] For          [ ] Against         [ ] Abstain

3. [ ] In their discretion, upon such other matters as may properly come before the meeting; hereby revoking any proxy or proxies heretofore given by the undersigned.

           (THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE.)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           (CONTINUED FROM OTHER SIDE)

    This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the election of the six nominees above, FOR approval of the Charter Amendment and in accordance with the discretion of the persons designated above with respect to any other business properly before the meeting.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished herewith.

                              Dated ____________________________________, 1997

                              ________________________________________________
                                          Stockholder's Signature

                              ________________________________________________
                                         Signature if held jointly

                              Signature should agree with name printed hereon. If Stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

           PLEASE MARK, SIGN, DATE AND RETURN IN THE ENVELOPE ENCLOSED
--------------------------------------------------------------------------------